                                                                   EXHIBIT 10.15

                          OEM AGREEMENT BY AND BETWEEN


                            CALCOMP TECHNOLOGY, INC.


                                      AND


                                COPYER CO., LTD

                                 OEM AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS ........................................ 1

ARTICLE II - TERM OF AGREEMENT ................................. 1

ARTICLE III - INTENTIONALLY DELETED ............................ 1

ARTICLE IV - PURCHASE, AND SALE ................................ 2

ARTICLE V - PRODUCT PRICES, PAYMENT AND TAXES .................. 2

ARTICLE VI - ORDERING AND SCHEDULING ........................... 2

ARTICLE VII - CANCELLATION OF ORDERS ........................... 3

ARTICLE VIII - PARTS  .......................................... 3

ARTICLE IX - PACKING AND SHIPPING .............................. 3

ARTICLE X - INSPECTION, TESTING AND QUALITY REQUIREMENTS ....... 4

ARTICLE XI - DOCUMENTATION, TRAINING AND SUPPORT ............... 5

ARTICLE XII - WARRANTIES ....................................... 5

ARTICLE XIII - CHANGES ......................................... 6

ARTICLE XIV - PRODUCT IMPROVEMENTS ............................. 6

ARTICLE XV - PRODUCT DISCONTINUANCE ............................ 6

ARTICLE XVI - INTENTIONALLY DELETED ............................ 6

ARTICLE XVII - FORCE MAJEURE ................................... 6

ARTICLE XVIII - INFRINGEMENT ................................... 7

ARTICLE XIX - PROPRIETARY INFORMATION .......................... 8

ARTICLE XX - DEFAULT/LIMITATION OF LIABILITY/LICENSE RIGHTS .... 8

ARTICLE XXI - NOTICES .......................................... 8

ARTICLE XXII - PRODUCT LIABILITY/INSURANCE ..................... 9

ARTICLE XXIII - RIGHTS TO SELL AND DISTRIBUTE PRODUCT .......... 9

ARTICLE XXIV - GENERAL ......................................... 9

EXHIBIT                        TITLE                               ARTICLE

   A            PRODUCT SPECIFICATIONS .................... I,II,III,X,XII
   B            UNIT PRICE SCHEDULE .................................... V
   C            SPARE PARTS .................................. I,V,VI,VIII
   D            PACKAGING SPECIFICATIONS .............................. IX
   E            QUALITY CONTROL AGREEMENT .............................. X
   F            QUALITY AUDIT/FINAL ACCEPTANCE TEST .................... X
   G            DOCUMENTATION ..................................... III,XI
   H            TRAINING AND SUPPORT .................................. XI
   I            LICENSE COST .......................................... XI

                                 OEM AGREEMENT

This Agreement, which includes all Exhibits referred to herein, is entered into by and between CalComp Technology. Inc. including its subsidiaries and affiliates, having a place of business at 2411 West La Palma Avenue, Anaheim, California 92803 (hereinafter "CalComp"), and Copyer Co. Ltd, having a place of business at 6-3-3 Shimorenjaku, Mitaka-shi, Tokyo 181 Japan (hereinafter "Copyer").

                                R E C I T A L S

WHEREAS CalComp has obtained evaluation units of the Products, as hereinafter defined, from Copyer for evaluation.

WHEREAS Copyer has represented its ability to manufacture and supply CalComp with production quantities of the products.

WHEREAS CalComp needs a dependable source for the Products and related services as described herein and is willing to obtain the Products from Copyer, in accordance with the provisions hereof.

NOW THEREFORE, in consideration of the premises and the covenants set forth herein and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I - DEFINITIONS

Words shall have their normally accepted meanings as employed in this Agreement. The terms "herein" and "hereof", unless specifically limited, shall have reference to the entire Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting and the singular includes the plural and vice versa. The following terms shall have the described meanings:

"Products" means the devices described in Exhibit A (Product Specifications) including related software and the Parts listed in Exhibit C (Spare Parts).

"Parts" means the service parts and consumables described in Exhibit C (Spare Parts). The service parts are listed in Exhibit C Section A and the consumables are listed in Exhibit C Section B.

"Unit" means an individual device described in the Product Specifications.

"Finished Unit" means a unit of CalComp's plotter product produced by integrating an image controller developed by CalComp and other materials not supplied by Copyer, excluding tubing systems, with the engine Unit provided by Copyer.

ARTICLE II - TERM OF AGREEMENT

The term of this Agreement shall commence on the first day of the month following the date of signing by the last party to sign and shall continue in full force and effect for a period of three (3) years from such date, unless extended or earlier canceled as authorized hereunder. Either party has the right to extend the term for successive one year periods by giving written notice to the other party at least ninety (90) days prior to the end of the initial period or any extension thereof.

ARTICLE III - INTENTIONALLY DELETED

ARTICLE IV - PURCHASE, AND SALE

CalComp shall purchase Units of such Product from Copyer during the term of this Agreement and may purchase Parts and obtain services on the terms and conditions set forth herein; and Copyer shall sell such Products and furnish the services in accordance with these terms and conditions.

ARTICLE V - PRODUCT PRICES, PAYMENT AND TAXES

A. The prices for Units purchased under this Agreement shall be as indicated in Exhibit B (Unit Price Schedule) and the prices for Parts shall be as indicated in Exhibit C. The pricing detailed in Exhibit B (Unit Price Schedule) shall remain fixed for a period of each twelve (12) months from CalComp's first production shipment of mass production units. Three (3) months prior to the end of such twelve (12) month period the parties shall meet to agree the pricing to apply to Products shipped from Copyer for the following twelve (12) month period.

B. Payment shall be made in Japanese Yen thirty (30) days after the date of the Bill of Lading for Products. Each invoice shall include the Order number and CalComp's & Copyer's part number of each item shipped or the service supplied, shipment or supply date, destination address, and identification of any optional features.

C. With the exception of the items shown in Exhibit C (Spare Parts), the Products purchased hereunder and Finished Unit will be resold under CalComp's trade name or trademark. Copyer therefore shall not include in the prices any amount for taxes upon the sale of Products to CalComp. All other taxes upon the Products or sale thereof to CalComp which Copyer is required to pay or collect are included in the prices. Upon request, CalComp will provide Copyer with an exemption certificate for the resale of Products as such or as a part of another product or system.

ARTICLE VI - ORDERING AND SCHEDULING

A. The Products, and services when applicable, shall be ordered by purchase orders and change orders thereto (hereinafter individually or collectively "Orders") issued by CalComp's procurement department personnel. Each Order shall specify quantity, configuration, prices, delivery week dates (detailed on the Order Tracking Sheet described below) and destination, or service as applicable, and other such matters necessary for the individual transaction to be adequately described. All Orders, including those issued by CalComp in anticipation of the signing of this Agreement, and related instructions which are consistent with the terms of this Agreement are deemed accepted by Copyer upon receipt thereof and are covered hereby.

B. Copyer shall acknowledge receipt of each Order within ten (10) days after receipt and shall deliver ordered Units and Parts in accordance with the delivery date indicated on the Order Tracking Sheet (herein after "OTS") provided such dates are consistent with the Order lead times, which are four (4) months for Units, four (4) months for the consumables listed in Exhibit C section B and service parts listed in Exhibit C section A, excluding initial provisioning and emergency Parts for which the lead time shall be stated in Exhibit C (Parts). Copyer shall make reasonable effort, however, to comply with CalComp's Orders which request delivery of Units in less than the lead time the aforementioned lead times.

C.     With respect to Units and Part Exhibit C section C, prior to the tenth
       (10) day of each month, CalComp shall send Copyer and OTS covering Units for the next six (6) calendar months. The first four (4) month of the deliveries shown on the OTS shall represent a firm purchase commitment not subject to withdrawal except as provided herein. The remaining period of the OTS shall represent a forecast of CalComp's anticipated purchases for such period, but is not a purchase commitment. Copyer shall acknowledge receipt of each OTS within ten (10) days after receipt thereof and simultaneously inform

        CalComp of any problems that Copyer believes it may have in complying therewith.

D. CalComp shall maintain a reasonable level of Finished Units in stock such as to support its sales activities. Periodically at its discretion CalComp may elect to share such stock data with Copyer for the purposed of manufacturing planning.

E. This Agreement states the terms and conditions applicable to the Orders and replaces in their entirety both the pre-printed terms and conditions appearing on CalComp's Order forms and any additional terms or changes appearing on Copyer's acknowledgment of the Orders.

ARTICLE VII - CANCELLATION OF ORDERS

A. Without relieving CalComp of its obligations under its purchase commitment detailed under Exhibit B (Unit Price Schedule), CalComp may cancel any Order for Products issued hereunder, by giving written notice to Copyer prior to the weekly delivery date stated on the OTS, subject only to payment of a cancellation fee, which shall be limited to a percentage of the Product price as follows:

                NOTICE OF CANCELLATION
                        DAYS PRIOR TO                   CANCELLATION FEE
                SCHEDULED SHIP DATE                        (Maximum)
                -------------------                     --------------

                    121 days or more                         0%
                    91-120 days                             20%
                    90 days or less                         25%

C. Each month CalComp shall be allowed to adjust its forecast for Product as indicated in the OTS by up to 30% from the previously indicated quantity in the OTS for the prior month.

ARTICLE VIII - PARTS

A. Copyer shall receive emergency Parts Orders for "site down" situations according to the conditions indicated in Exhibit C (Spare Parts). Copyer shall timely inform CalComp of shipping information such as a carrier, routing, air or waybill number, etc.

B. In consideration of CalComp's purchase of Products during the term of this Agreement, CalComp shall have the right to purchase and Copyer shall be obligated to sell Parts, as provided in Exhibit C (Spare Parts), in such quantities as CalComp may need from Copyer, to support and maintain the Products until five (5) years after the date of the last delivery of Units hereunder. Thereafter Copyer shall continue to supply Parts and services at the prices Copyer may quote until Copyer notifies CalComp that Copyer intends to discontinue supplying any Parts, whereupon CalComp shall have forty five days to place a final Order for such Parts to be delivered within six months after CalComp's Order.

ARTICLE IX - PACKING AND SHIPPING

A. All Products shall be packed as set forth in Exhibit D (Packaging Specifications). A packing list shall accompany each shipment indicating the Products included therein. CalComp's Order numbers, Unit serial numbers and CalComp's & Copyer's Part numbers shall be indicated on the packing list and on all shipping packages.

B. Shipment shall be F.O.B. port of export, Tokyo, Japan as indicated herein accordance with CalComp's designated freight forwarder. Risk of loss shall pass to CalComp at the F.O.B. point.

        However, if the Copyer fails to follow CalComp's routing instructions, risk of loss shall remain with the Copyer.

C. Copyer reserves the right to decline to expedite or delay requests by CalComp of more than one (1) month. CalComp reserves the right to refuse to take delivery of Products which are delivered to the freight forwarder by more than one (1) month in advance of the scheduled delivery date. In such case CalComp may take early delivery and hold Copyer's invoice for payment until the date it would be due if delivery had been made according to schedule.

D. If Copyer is more than four (4) weeks late in delivering any Products, CalComp may require Copyer to ship some or all of such Products by air freight or other premium mode of transportation and to pay the cost differential between the normal and premium mode.

E. If Copyer fails to deliver five percent (5%) or more of the Product scheduled for shipment during the first twelve (12) months of mass production shipments hereunder then CalComp may cancel some or all Orders for such delinquent Products without liability but in any event the canceled quantity shall be counted as though it had been accepted by CalComp for the purpose of any volume commitments hereunder.

ARTICLE X - INSPECTION, TESTING AND QUALITY REQUIREMENTS

A. Copyer shall establish and maintain a quality control system in accordance with its own Quality Control Agreement (QCA) Exhibit E (Quality Control Agreement). Copyer shall, prior to shipment, inspect and test each Product in accordance with Exhibit E. CalComp shall audit Copyer's quality assurance on the first lot and review, statistical process control, inspection and test procedures by observing tests being conducted by Copyer or by reviewing Copyer's test documentation; and CalComp may conduct its own source inspection and tests, as stated in Exhibit F (Source/Receiving Inspection and Test Protocol). Records of quality assurance inspection work performed on Products prior to delivery under this Agreement shall be retained by Copyer and be available to CalComp upon request. Nothing in this Agreement relating to inspection and test procedures will be construed as diminishing rights of CalComp under the warranty provisions hereof or as waiving, altering or modifying CalComp's right of final inspection, acceptance or rejection at its facility or installation site.

B. Copyer shall strive to achieve Drop Ship status in accordance with the criteria of Paragraph 1.5 of Exhibit E (QCA) within six (6) consecutive months of Product shipments after shipment of the first production unit. If Copyer fails to achieve Drop Ship status within such period, then the parties shall convene a meeting to discuss the appropriate action. The same apply during any period in which Drop Ship status is suspended because of Copyer's failure to continue to comply with the requirements for such status.

C. If inspection and testing by CalComp within fifteen (15) working days after receipt at CalComp reveals that any Product is defective with the requirements of Exhibit A (Product Specifications), CalComp may request Copyer to repair or replace the defective Product, as Copyer chooses, within a reasonable time after CalComp's request. Alternatively, CalComp may, without effecting the warranty provisions, with Copyer's approval, rework any rejected Product at a mutually agreed expense. Subject to the foregoing, Copyer shall be notified by CalComp and given an opportunity to inspect at CalComp's factory subject to CalComp's prior written consent.

D. CalComp may inspect and test Drop Shipped Products or lot quantities of products accepted based on incoming inspection and testing after taking delivery thereof. Such Products or lot quantities, upon CalComp's inspection and test at its receiving location or installation site, shall demonstrate a Critical Defect Free (CDF) rate, a Major Defect Free
        (MADF) and a Minor Defect Free (MIDF) rates as define by Military standard 105E. These rates shall be decided by the test method described in Exhibit F

        (Quality Audit/Final Acceptance Test). Non-compliance with either the CDF or the MADF specified rates shall be cause for Copyer to review its manufacturing process for possible corrective action.

E. It is hereby understood that in the event of an amendment being necessary to change the provisions of Exhibit E (Quality Control Agreement), then such amendments may be executed by the Copyer Quality Center.

ARTICLE XI - DOCUMENTATION, TRAINING AND SUPPORT

A. Copyer shall provide CalComp with one set of Part lists and Service Manuals on a free of charge basis.

B. Copyer shall provide training and support as set forth in Exhibit H (Training and Support) to enable CalComp to install, operate, test, maintain and repair the Products.

C. Copyer grants CalComp the right and license, subject to the provisions of Article XIX, Proprietary Information, to use, reproduce, modify, translate and distribute the Documentation and training materials with legally effective copyright notice on a chargeable basis so that CalComp may make its own manuals. Such charges are detailed in Exhibit I (License Cost).

ARTICLE XII - WARRANTIES

A.   Copyer warrants that the Products shall:

        1.      Conform to Exhibit A (Product Specification).

        2. Comply with safety and emission standards of the regulatory agencies specified in Exhibit A (Product Specification).

        3.      Be free of defects in material and workmanship.

        4. Be of new manufacture, merchantable and fit for use as a computer peripheral.

        5.      Be free of any claim, lien or encumbrance not caused by CalComp.

B. In the event of a claim under the warranty provisions Copyer shall provide replacement Parts, to CalComp free of charge (including freight cost) for any Product found to be in breach of the provisions listed in paragraph A (1) through (5) above, within one hundred and ten (110) days after the Bill of Lading date (herein after "B/L Date"). In the event that a defect is not of a random nature but rather of an epidemic nature, as described in paragraph C, then the warranty shall be extended up to one (1) year after the B/L Date. The same shall apply to defects in the Products or their manufacturing processes that were not discernable by an inspection and test in accordance with the Acceptance Test Procedure of Exhibit F at the time of acceptance. Copyer shall provide the replacement Parts or an action plan within three (3) weeks after receipt of CalComp's written report of defects.

        In addition, in the event that the replacement Parts do not correct the defect then CalComp and Copyer shall have the option to decide the disposition of the defective Products. Such option shall only be exercised after reasonable good faith discussions between CalComp and Copyer.

C. In the event that CalComp uncovers what it believes is an epidemic defect then CalComp shall provide Copyer data, in writing, in order to convince Copyer that such a defect exists. In the event the parties reach agreement as to the existence of an epidemic defect then Copyer shall provide CalComp with Parts, complying with the warranty, on a free of charge basis (including freight cost), necessary to fix all the Products as the parties determine. In the event that CalComp needs to effect repairs to Product already in the field then Copyer and CalComp shall determine the cost of such field repairs and reach an agreement as to the apportionment of such costs.

D. Warranty provisions shall not apply to the Parts listed in Exhibit C Section B Consumables but shall apply to Section A Service Parts.

E. For countermeasures against epidemic defects of Product and Parts in the field, CalComp may propose to Copyer that Copyer package replacement Parts in the form of an FCN kit. In such case the cost apportionment of such "kitting" (but not the cost of the parts included therein) shall be discussed and agreed by the parties.

F. CalComp shall submit warranty claims to Copyer in writing, within a reasonable time after becoming aware of any breach, indicating the nature and date of the claim and serial number of the defective Unit or Part.

H. Copyer shall give CalComp prompt notice of any warranty problem that it becomes aware of and shall promptly correct such problems by making necessary changes in the Products or their manufacturing process subject to the provisions of Article XIII (changes).

ARTICLE XIII - CHANGES

Changes to the Products shall be conducted in accordance with the procedure described in Exhibit E (Quality Control Agreement) Appendix 1.

ARTICLE XIV - PRODUCT IMPROVEMENTS

Copyer shall offer improved and new products which it intends to market that are comparable in function and capability to the present Products for purchase by CalComp as additions to or as substitutes therefor under the terms and conditions of this Agreement. Copyer shall notify and make evaluation units of improved and new products available to CalComp sufficiently in advance of Copyer's planned initial shipment so as to afford CalComp reasonable opportunity to determine whether it would be interested in such products.

ARTICLE XV - PRODUCT DISCONTINUANCE

Copyer shall provide four (4) months written notice to CalComp of its intention to discontinue the manufacture of Product. The notice shall comprise the Copyer's part number, Product description and Copyer's replacement part number, where applicable. Such notices shall be sent to the CalComp contract administrator.

By the tenth day of the last month of the notice period, CalComp may place Orders for delivery of Product for the last three (3) months of the subsequent six (6) months period. Such final Orders shall be deemed as being firm Orders, within the allowable variance, and cannot be canceled.

ARTICLE XVI - INTENTIONALLY DELETED

ARTICLE XVII - FORCE MAJEURE

Neither Copyer nor CalComp shall be liable for any delay or failure of performance hereunder due to any contingency beyond its control which renders performance commercially unreasonable including, but not limited to an act of God, war, mobilization, riot, strike, embargo, fire, flood, earthquake or power failure. When only part of Copyer's or CalComp's capacity to perform is excused under this Article, Copyer or CalComp must allocate production and deliveries or receipt of deliveries among various customers or suppliers then under contract for similar goods during the period when Copyer or CalComp is unable to perform. The allocation must be effected in a commercially fiar and equitable manner. When either Copyer or CalComp claims excuse for nonperformance under this Article, it must give notice in writing to the other party. When an allocation has been made, notice of the estimated quota made available for CalComp or Copyer, as the case may be, must be given. If the inability to perform continues for more than sixty (60) days, then thereafter Copyer shall not be obligated to sell Products that it is unable to deliver and CalComp shall not be obligated to purchase Products that it is unable to receive or use due to contingencies that are beyond control, and no Products are to be tendered by Copyer without the prior written consent of CalComp. Further, CalComp shall have the right to cancel this Agreement with respect to Product that Copyer is unable to deliver if Copyer's inability to deliver does, or it becomes obvious that it will, continue for more than sixty
(60) days.

ARTICLE XVIII - INFRINGEMENT

A. Copyer represents that it is not aware of any trade secret misappropriation or patent, copyright or mask work infringement or claim thereof and has no reason to believe that any such misappropriation, infringement or claim will occur with regard to the Products and services delivered hereunder by Copyer or the use, sale or lease thereof by CalComp or its subsidiaries or affiliates or their respective distributors, dealers or customers.

B. Copyer shall indemnify and hold CalComp and its Subsidiaries and affiliates and their respective distributors, dealers and customers harmless from any and all loss, damage or liability (including reasonable legal and other expenses and costs) that results from any claim or action for infringement of a domestic or foreign patent, copyright or mask work right or for misappropriation of any trade secret or other intellectual property right with respect to the Products and services furnished by Copyer under this Agreement; and Copyer shall defend or settle any such claim or action at its own expense provided that CalComp, upon becoming aware thereof, gives Copyer prompt written notice of such action or claim made against CalComp or its subsidiaries or affiliates or their respective distributors, dealers or customers. CalComp shall have the right, at its own expense, to participate in Copyer's defense of any such action through CalComp's own counsel. In the event that Copyer fails, after notice, to adequately defend or settle any action which it is obligated to defend or settle hereunder, CalComp shall have the right to prosecute or defend such action and the right to charge Copyer for the full cost and expense thereof (including court costs and attorneys' fees) plus all awards and damages in such action against CalComp.

        CalComp shall indemnify and hold Copyer harmless from any and all loss, damage or liability (including reasonable legal and other expenses and costs) that results from any claim or action for infringement of a domestic or foreign patent, copyright or mask work right or for misappropriation of any trade secret or other intellectual property right with respect to Copyer's modification of the Products to meet design requirements of the Products and such infringement or misappropriation would not have occurred but for Copyer's modification to CalComp's design. Then CalComp shall defend or settle any such claim or action at its own expense provided that Copyer, upon becoming aware thereof, gives CalComp prompt written notice of such action or claim made against Copyer. Copyer shall have the right, at its own expense, to participate in CalComp's defense of any such action through Copyer's own counsel. In the event that CalComp fails, after notice, to adequately defend or settle any action which it is obligated to defend or settle hereunder, Copyer shall have the right to prosecute or defend such action and the right to charge CalComp for the full cost and expense thereof (including court costs and attorneys' fees) plus all awards and damages in such action against Copyer.

C. The foregoing states the entire liability of Copyer and CalComp for infringement and misappropriation except where it is proven to be willful in which case the other party shall have all available legal and equitable remedies.

ARTICLE XIX - PROPRIETARY INFORMATION

A. Each party hereto shall treat the other party's proprietary information in accordance with the Mutual Non-Disclosure Agreement between the parties dated April 26, 1993.

B. Neither party shall without prior written consent of both parties disclose the existence of or any terms and conditions of this Agreement or in any manner advertise or publish any information concerning this Agreement, except as is necessary for its performance hereunder or as may be required by law.

ARTICLE XX - DEFAULT/LIMITATION OF LIABILITY/LICENSE RIGHTS

A. If Copyer fails to render timely performance of its obligations with regard to delivering Products and Documentation and furnishing support, training and other services, CalComp may, upon giving Copyer written notice of such failure, stop further shipments of such Products, in whole or in part, and suspend performance of all or any portion of its other obligations hereunder with regard to such Products until the failure is cured. If Copyer does not cure the failure within twenty days after receipt of the notice, CalComp shall have the right to cancel this Agreement or any Orders, in whole or in part, with respect to Product for which Copyer is in default or with respect to all Products, effective immediately upon transmission of a written notice of cancellation to Copyer; provided, however, that CalComp may require Copyer to deliver some or all Products ordered prior to cancellation. In addition, in the event of cancellation, CalComp shall have the right, in order to satisfy its requirements for the Products, to purchase equivalent products from any available source.

B. If CalComp fails to render timely performance of its obligations with regard to ordering, forecasting, providing shipping routing instructions and payment, Copyer may, upon giving CalComp written notice of such failure, stop further shipments of such Products, in whole or in part, and suspend performance of all or any portion of its other obligations hereunder with regard to such Products until the failure is cured. If CalComp does not cure the failure within twenty (20) days after receipt of the notice, Copyer shall have the right to cancel this Agreement or any Orders, in whole or in part, with respect to Product for which CalComp is in default or with respect to all Products, effective immediately upon transmission of a written notice of cancellation to CalComp. Cancellation of this Agreement by Copyer shall not relieve CalComp of its obligation to pay for product ordered.

C. Except as expressly stated herein, neither party shall be liable to the other or to any third party for any incidental, indirect, special or consequential damages resulting from a breach of its obligations hereunder except in the case of material and willful breach.

ARTICLE XXI - NOTICES

All notices hereunder shall be in writing sent by certified mail, return receipt requested, addressed to the party to be notified as follows:

        To CalComp:             Director, OEM Contracts
                                CalComp Technology, Inc
                                2411 West La Palma Avenue
                                Anaheim, California 92803

        With a copy to:         CalComp Corporate Secretary
                                CalComp Technology, Inc
                                2411 West La Palma Avenue
                                Anaheim, California 92803

        To Copyer:              Copyer Co. Ltd
                                6-3-3 Shimorenjaku,
                                Mitaka-shi
                                Tokyo 181, Japan.

or to such other address or addresses as either party may designate from time to time.

ARTICLE XXII - PRODUCT LIABILITY/INSURANCE

Copyer shall indemnify and hold CalComp harmless from all cost, expense and liability arising out of or related to death or injury to persons or property resulting from any defect in design, manufacture, material or workmanship of the Products. Copyer shall maintain, at its expense, during the term of this Agreement, product liability insurance for the Products written by a responsible insurer with limits of at least $1,000,000.00.

ARTICLE XXIII - RIGHTS TO SELL AND DISTRIBUTE PRODUCT

Copyer grants to CalComp an exclusive world-wide right to sell and distribute the Finished Unit and a non-exclusive world-wide right to sell and distribute Parts.

ARTICLE XXIV - GENERAL

A. This Agreement constitutes the entire agreement between the parties. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification, or change shall be effective only in the specific instance and for the specific purpose given. Any provision of an Order or acknowledgment thereof under this Agreement which is in any way inconsistent herewith shall be deemed deleted. This Agreement is entered into under the law of Japan.

B. The headings of the Articles in this Agreement are included for convenience only and are not to be used in construing or interpreting the Agreement.

C. If any part of this Agreement is declared by the Court of competent jurisdiction to be invalid, such invalidity shall not affect the enforceability of other parts not held to be invalid.

D. This Agreement may not be assigned by either party without the prior written agreement of the other party and any purported attempt to do so shall be null and void.

E. Upon termination or cancellation of this Agreement, Articles I, IV, V, VI, VIII, IX, X, XI, XII, XIII, XVI, XVII, XVIII, XIX, XX, XXI, XXII, XXIII and XXIV shall survive and continue to apply in accordance with their terms.

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Last Revised: August 22, 1996

IN WITNESS WHEREOF, the parties hereto have caused their respective authorized representatives to execute and enter into this Agreement.

CALCOMP TECHNOLOGY, INC.                COPYER CO., LTD.

BY:    /s/ Gary Long                    BY: /s/ Takeshi Mitarai
    _______________________                 _________________________
Signature                               Signature

Name:      Gary Long                    Name:      Takeshi Mitarai
Title:     President                    Time:      President

Date:  9-13-96                          Date:  9-19-96
     ______________________                  ________________________


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